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                                                                     EXHIBIT 5.1

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[VENABLE LLP LOGO]   Two Hopkins Plaza, Suite 1800      Telephone 410-244-7400     www.venable.com
                     Baltimore, Maryland 21201-2978     Facsimile 410-244-7742
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                                February 23, 2004

Kramont Realty Trust
Plymouth Plaza
580 West Germantown Pike
Plymouth Meeting, Pennsylvania 19462

         Re:     Registration Statement on Form S-3 (Registration No. 333-85424)

Ladies and Gentlemen:

         We have served as Maryland counsel to Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the above-referenced Registration Statement and all amendments thereto (collectively, the "Registration Statement"), previously declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus dated April 3, 2002 which forms a part of the Registration Statement (the "Base Prospectus"). This opinion is rendered in connection with the sale and issuance of up to 400,000 8.25% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (the "Series E Preferred Shares"), of the Company (the "Shares"), as described in a prospectus supplement dated February 23, 2004 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1.       The Registration Statement;

         2.       The Prospectus;

         3. The Company's Current Report on Form 8-K, to be filed with the Commission on February 23,2004 (the "8-K");

                        MARYLAND VIRGINIA WASHINGTON, DC

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Kramont Realty Trust
February 23, 2004
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         4.       The Amended and Restated Declaration of Trust of the Company,
as supplemented (the "Declaration"), including, without limitation, the Articles Supplementary relating to the Shares (the "Articles Supplementary"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         5. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         7. Resolutions adopted by the Board of Trustees of the Company relating to, among other matters, the sale, issuance and registration of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

         8. A certificate executed by an officer of the Company, dated as of the date hereof; and

         9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

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Kramont Realty Trust
February 23, 2004
Page 3

All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. The Shares will not be issued in violation of any restriction on ownership and transfer of shares of beneficial interest of the Company set forth in Article VII of the Declaration of Trust and in Section 1.7 of the Articles Supplementary.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The issuance of the Shares has been duly authorized and, when and to the extent issued in accordance with the Declaration, the Registration Statement and the Resolutions, the Shares will be (assuming that, upon issuance, the total number of Series E Preferred Shares issued and outstanding will not exceed the total number of Series E Preferred Shares that the Company is then authorized to issue under the Declaration) validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

         The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your submission to the Commission as an exhibit to the 8-K and incorporation by reference into the Registration Statement. We hereby

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Kramont Realty Trust
February 23, 2004
Page 4

consent to the filing of this opinion as an exhibit to the 8-K and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,

                                /s/ Venable LLP